Exhibit 99.1

Gordmans Stores, Inc. Updates Outlook

Company to Participate in 17th Annual ICR XChange Conference

OMAHA, NE – January 9, 2015 — Gordmans Stores, Inc. (NASDAQ: GMAN), an Omaha-based apparel and home décor retailer, today updated its outlook for the fourth quarter ending January 31, 2015.

The Company announced that fourth quarter comparable sales through January 3, 2015 declined 2.6%. Based on this performance, the Company now expects net sales for the fourth quarter of fiscal 2014 to be between $202 and $204 million compared to its previous guidance range of $198 to $202 million. The Company now expects diluted earnings per share to be in the range of $0.05 to $0.08, compared to its previous guidance range of $0.03 to $0.08.

Andy Hall, President and Chief Executive Officer, commented, “We were pleased to see comparable store sales accelerate as we progressed through December, highlighted by positive store traffic the last two weeks of December. This allowed us to invest in more permanent markdowns, which is consistent with our stated strategy of clearing current, slower moving merchandise in season. As a result, our overall inventories are very clean, our aging much improved to last year and the content of our clearance inventory is appropriately fall/winter goods.”

The Company also announced that management will present at the 17th Annual ICR XChange Conference on January 12, 2015 at 9:30 am Eastern Time. A live broadcast of the presentation may be accessed at http://investor.gordmans.com/events.cfm. Interested parties are advised to log on to the live webcast at least fifteen minutes prior to the presentation in order to download the necessary software.

About Gordmans Stores, Inc.

Gordmans (NASDAQ: GMAN) is an everyday value priced department store featuring a large selection of name brands and the latest fashions and styles at up to 60 percent off department and specialty store prices. The wide range of merchandise includes apparel for all ages, accessories, footwear, home décor, gifts, designer fragrances, fashion jewelry, bedding and bath, accent furniture and toys. Founded in 1915, Gordmans operates 98 stores in 21 states. For more information about Gordmans, visit www.gordmans.com.

Safe Harbor Statement

Certain statements in this release are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “guidance,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding expected net sales, net income <loss>, comparable store sales, diluted earnings <loss> per share, and store expansion, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are (1) changes in consumer spending and general economic conditions; (2) our ability to identify and respond to new and changing fashion trends, guest preferences and other related factors; (3) fluctuations in our sales and profitability on a seasonal basis; (4) intense competition from other retailers; (5) our ability to maintain or improve levels of comparable store sales; (6) our ability to attract and retain talent and (7) our successful implementation of advertising, marketing and promotional strategies.

Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including other risks, relevant factors and uncertainties identified in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2014, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Company Contact:

Mike James

Chief Financial Officer

(402) 691-4126

Investor Relations:

ICR, Inc.

Brendon Frey

(203) 682-8200